EXHIBIT 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Meyer
rfisher@webmd.net	jmeyer@webmd.net
201-414-2002	212-624-3912

WEBMD CORPORATION COMPLETES ACQUISITION OF MEDIFAX-EDI

WebMD acquires a leading provider of real-time medical eligibility transactions

WebMD continues to expand its suite of reimbursement cycle management services for nation’s healthcare payers and providers

ELMWOOD PARK, NJ (December 22, 2003) – WebMD Corporation (NASDAQ: HLTH) today announced that it has completed its previously announced acquisition of Medifax-EDI, Inc. for $280 million in cash, subject to customary post-closing adjustments. Medifax-EDI, a privately-held, Nashville-based company, is a leading provider of real-time medical eligibility transaction services and other claims management solutions to hospitals, medical centers, physician practices and other medical organizations throughout the U.S. Medifax-EDI will be combined with WebMD Envoy, the Company’s Nashville-based Transaction Services business.

As previously announced, just prior to closing, Medifax-EDI distributed its Pharmacy Services companies to its owner, an entity advised by Crescent Capital Investments, Inc. and these companies were not included in this transaction.

Medifax-EDI is a leading provider of medical eligibility transaction services which enable providers to verify insurance coverage for their patients on a real-time basis. WebMD Envoy provides electronic transactions and business process outsourcing services which enable the nation’s providers and payers to facilitate reimbursement. The acquisition of Medifax-EDI strengthens WebMD Envoy’s position as a provider of all-payer, all-transaction service offerings to the healthcare provider marketplace. When combined, WebMD Envoy becomes a leading supplier of both medical claims and real-time transaction solutions for both commercial and government payers.

Roger C. Holstein, CEO of WebMD, said, “The acquisition of Medifax immediately strengthens our service offering to payers and providers, enabling the provision of pre-adjudication real time transactions. The integration of Medifax with WebMD Envoy will be essential as we enhance our position as a leader for all-payer all-transaction services.”

David F. Bacon, Jr., President and CEO of Medifax-EDI, said, “On behalf of the entire Medifax team, we are very pleased to join the WebMD Envoy team. Combining our systems and technologies with WebMD Envoy’s strong distribution channels and large customer base presents exciting growth opportunities.”

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Health is a leading provider of online information, educational services and communities for physicians and consumers. WebMD Practice Services is a leading provider of physician practice management software and related services. WebMD Envoy is a leader in payer and healthcare provider transaction processing and reimbursement cycle management services.

Porex is a developer, manufacturer and distributor of proprietary porous and solid plastic products and components used in healthcare, industrial and consumer applications.

All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding our guidance on future financial results and other projections or measures of future performance of WebMD; the amount and timing of the benefits expected from the transactions referred to in this press release; potential changes in WebMD’s business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including the manner and timing of implementation of the Health Insurance Portability and Accountability Act of 1996 (HIPAA) and the healthcare industry’s responses; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.